UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2025

Acushnet Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-37935	45-2644353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bridge Street	Fairhaven,	Massachusetts	02719
(Address of principal executive offices)			(Zip Code)

(800) 225‑8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 par value per share	GOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

Senior Notes due 2033

On November 12, 2025, Acushnet Holdings Corp. (the “Company”) issued a press release announcing the pricing of senior notes issued by its wholly owned subsidiary, Acushnet Company (the “Issuer”). The Issuer entered into a purchase agreement with the representative of the purchasers named therein relating to the issuance and sale of $500,000,000 in aggregate principal amount of senior notes due 2033 bearing interest at a rate of 5.625% per annum (the “Notes Offering”). The consummation of the Notes Offering, which is expected to occur on or about November 24, 2025, is subject to the satisfaction of customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Redemption Notice

On November 12, 2025, the Issuer issued a notice of conditional full redemption for all $350,000,000 aggregate principal amount of its outstanding 7.375% Senior Notes due 2028 (CUSIPs: 005095AA2 and U0R60PAA7) (the “2028 Notes”, and such redemption, the “2028 Notes Redemption”). The conditional redemption date is November 24, 2025 (the “Redemption Date”). The redemption price for the 2028 Notes will be equal to the sum of (x) 103.688% of the principal amount of the Notes, plus (y) accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The 2028 Notes Redemption is subject to the satisfaction of certain conditions, including the consummation of the Notes Offering (the “Financing Condition”) and the delivery of written notice to the holders of the 2028 Notes stating that the Financing Condition has been satisfied.

The 2028 Notes were issued under the Indenture, dated as of October 3, 2023, among the Issuer, the Company, the subsidiary guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Interest on the 2028 Notes will cease to accrue on the Redemption Date. The notice of redemption specifying the terms, conditions and procedures for the 2028 Notes Redemption is available through the Trustee, located at U.S. Bank Trust Company, National Association, One Federal Street, Boston, MA 02110, Attention: David W. Doucette, as paying agent for the 2028 Notes. The foregoing does not constitute a notice of redemption for the 2028 Notes.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Pricing press release dated November 12, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Roland Giroux
Name:	Roland Giroux
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: November 12, 2025